Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that this Amendment No. 3 to Schedule 13D relating to the beneficial ownership of Common Stock, $0.001 par value per share, of CIFC Corp. is being filed with the Securities and Exchange Commission on behalf of each of them. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: December 3, 2013

DFR HOLDINGS, LLC

By:	/s/ Andrew Intrater
Name:	Andrew Intrater
Title:	Managing Member

BOUNTY INVESTMENTS, LLC

By:	/s/ Andrew Intrater
Name:	Andrew Intrater
Title:	Chief Executive Officer

SANTA MARIA OVERSEAS LTD.

By:	/s/ Andrew Intrater
Name:	Andrew Intrater
Title:	Attorney-In-Fact

MAYFLOWER TRUST

By:	/s/ Andrew Intrater
Name:	Andrew Intrater
Title:	Attorney-In-Fact

TZ COLUMBUS SERVICES LIMITED

By:	/s/ Andrew Intrater
Name:	Andrew Intrater
Title:	Attorney-In-Fact